Exhibit 23




             Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 (Nos. 33-34040 and 33-64670) of
Consolidated Rail Corporation and subsidiaries of our report dated January 19, 1998, included in this Form 10-K.




PRICE WATERHOUSE LLP
Philadelphia, PA

March 26, 1998